DEPARTMENT OF THE TREASURY

INTERNAL REVENUE SERVICE
CINCINNATI OH  45999-0023

                                                                                                    Date of this notice:  12-10-2015
                                                                                                    Employer Identification Number:
                                                                                                    81-0783475
                                                                                                    Form:  SS-4
                                                                                                           Number of this notice:  CP 575 B

GILMORE HOMES - GILMORE LOANS
MICHAEL L GILMORE COMPANY
% HATTIESBURG UNIVERSITY FOUNDATION                                                                    For assistance you may call us at:
117 E 3RD ST APT 9                                                                                    1-800-829-4933
HATTIESBURG, MS  39401
                                                                                                    IF YOU WRITE, ATTACH THE
                                                                                                    STUB AT THE END OF THIS NOTICE.

WE ASSIGNED YOU AN EMPLOYER IDENTIFICATION NUMBER

Thank you for applying for an Employer Identification Number (EIN). We assigned you EIN 81-0783475. This EIN will identify you, your business accounts, tax returns, and documents, even if you have no employees. Please keep this notice in your permanent records.

When filing tax documents, payments, and related correspondence, it is very important that you use your EIN and complete name and address exactly as shown above. Any variation may cause a delay in processing, result in incorrect information in your account, or even cause you to be assigned more than one EIN. If the information is not correct as shown above, please make the correction using the attached tear off stub and return it to us.

Based on the information received from you or your representative, you must file the following form(s) by the date(s) shown.

Form 1065 04/15/2016

If you have questions about the form(s) or the due date(s) shown, you can call us at the phone number or write to us at the address shown at the top of this notice. If you need help in determining your annual accounting period (tax year), see Publication 538, Accounting Periods and Methods.

We assigned you a tax classification based on information obtained from you or your representative. It is not a legal determination of your tax classification, and is not binding on the IRS. If you want a legal determination of your tax classification, you may request a private letter ruling from the IRS under the guidelines in Revenue Procedure 2004-1, 2004-1 I.R.B. 1 (or superseding Revenue Procedure for the year at issue). Note: Certain tax classification elections can be requested by filing Form 8832, Entity Classification Election. See Form 8832
and its instructions for additional information.

A limited liability company (LLC) may file Form 8832, Entity Classification Election, and elect to be classified as an association taxable as a corporation. If the LLC is eligible to be treated as a corporation that meets certain tests and it will be electing S corporation status, it must timely file Form 2553, Election by a Small Business Corporation. The LLC will be treated as a corporation as of the effective date of the S corporation election and does not need to file Form 8832.

To obtain tax forms and publications, including those referenced in this notice, visit our Web site at www.irs.gov. If you do not have access to the Internet, call 1-800-829-3676 (TTY/TDD 1-800-829-4059) or visit your local IRS office.

                     (IRS USE ONLY) 575B 12-10-2015 GILM B 9999999999 SS-4

                     IMPORTANT REMINDERS:

                       * Keep a copy of this notice in your permanent records. This notice is issued only one time and the IRS will not be able to generate a duplicate copy for you. You may give a copy of this document to anyone asking for proof of your EIN.

                       * Use this EIN and your name exactly as they appear at the top of this notice on all your federal tax forms.

                       * Refer to this EIN on your tax-related correspondence and documents.

If you have questions about your EIN, you can call us at the phone number or write to us at the address shown at the top of this notice.
If you write, please tear off the stub at the bottom of this notice and send it along with your letter. If you do not need to write us, do not complete and return the stub.

Your name control associated with this EIN is GILM. You will need to provide this information, along with your EIN, if you file your returns electronically.

                    Thank you for your cooperation.

                                                                Keep this part for your records. CP 575 B (Rev. 7-2007)

---------------------------------------------------------------------------------------------------------------------------------------

                   Return this part with any correspondence
                   so we may identify your account. Please CP 575 B correct any errors in your name or address.
                                                                                                                9999999999

                                      Your Telephone Number     Best Time to Call   DATE OF THIS NOTICE: 12-10-
                                      ( ) -                                         2015 EMPLOYER IDENTIFICATION    81-0783475
                                      _____________________     _________________   NUMBER:  FORM: SS-4  NOBOD

                                      INTERNAL REVENUE SERVICE                               GILMORE HOMES - GILMORE LOANS
                                      CINCINNATI  OH   45999-0023                            MICHAEL L GILMORE COMPANY
                                                                                             % HATTIESBURG UNIVERSITY FOUNDATION
                                                                                             117 E 3RD ST APT 9
                                                                                             HATTIESBURG, MS 39401